EXHIBIT 10.9
                                                                    ------------
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of August 30, 2000, by and between M. Burke Welsh, Jr., a resident of the State of Georgia (the "Executive") and PAB Bankshares, Inc., a bank holding company organized under the laws of the State of Georgia ("Bankshares")

                              W I T N E S S E T H :

     WHEREAS, the board of directors of Bankshares (the "Board of Directors") desires Bankshares to employ the Executive, and the Executive desires to be employed by Bankshares, on the terms and conditions set forth in this Agreement. relationship;

     NOW, THEREFORE, in consideration of the employment of the Executive by Bankshares, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.   Bankshares  hereby  employs  the  Executive,  and  the
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Executive  hereby accepts such employment, on the terms and conditions set forth in this Agreement. The Executive represents and warrants that he is not a signatory to, or otherwise bound by, any agreement that would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

     2.   Term.   Subject  to  the  provisions  of  Sections  10 and 12 of this
          ----
Agreement, the period of Executive's employment under this Agreement shall be deemed to have commenced as of August 30, 2000 (the "Effective Date"), and shall continue for a period of 24 calendar months thereafter and any extensions thereof pursuant to the provisions of this Agreement (the "Term"), unless the Executive dies before the end of such 24 month period (as extended), in which case the Term shall continue until the end of the month of such death. The Term of this Agreement shall automatically be extended for an additional 12-full-calendar-month period, without further action by the parties, commencing on the first anniversary of the Effective Date of this


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Agreement  and on each anniversary thereafter. No such automatic extension shall occur if either party shall, at least 90 days prior to any said anniversary, have served written notice upon the other of its intention that this Agreement shall not be so extended.

     3.   Title, Office, Capacity, Duties and Responsibilities.   The  Executive
          ----------------------------------------------------
shall hold the title and office of, and shall serve in the capacity or capacities of, Vice President of Bankshares, having the duties and responsibilities set forth in Section A of Appendix I attached hereto and such other duties and responsibilities, consistent with such title and office, as may be determined from time to time by the Board of Directors. During the Term, the Executive shall devote his full time and best efforts, during normal business hours, to the business and affairs of Bankshares, except for vacations, illness or as otherwise agreed to by the Board of Directors and the Executive. Subject to his election or appointment as such, the Executive agrees to serve during the Term without additional compensation as an officer of any of Bankshares' affiliates.

     4.   Place  of  Performance.   The  Executive  shall  be  based  and shall
          ----------------------
perform his duties at the offices of Bankshares set forth in Section B of Appendix I attached hereto.

     5.   Compensation.
          ------------

          (a)  Base  Salary.  Subject  to  Section  10,  during  the  Term,  the
               ------------
               Executive shall receive from Bankshares the annual base salary set forth in Section C of Appendix I attached hereto (as in effect from time to time, the "BASE SALARY"). The Base Salary shall be payable in regular installments in accordance with the customary executive payroll practices of Bankshares. The Board of Directors shall review the Executive's Base Salary annually and in its sole discretion may adjust the Executive's Base Salary from year to year during the Term of this Agreement. The annual adjustment of Base Salary, will be determined by the Board of Directors, after taking into account, among other things, changes in the cost of living, Executive's performance and the performance of Bankshares. Any action or review by


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               the  Board  of  Directors  may  be  delegated  to  an appropriate committee  thereof.

          (b)  Incentive Compensation. In addition to Base Salary and subject to
               ----------------------
               Section 10, with respect to each fiscal year of Bankshares during the Term, the Executive shall be eligible to earn and to accrue incentive, or bonus, compensation (the "Bonus Amount"), as determined by the Board of Directors from time to time.

     6.   Expenses.  During  the  Term,  the  Executive  shall  be  entitled  to
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receive  from  Bankshares  prompt  reimbursement  for  all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors from time to time for Bankshares' employees) in performing services hereunder, upon presentation of expense statements or vouchers and such other information as Bankshares may reasonably require.

     7.   Employee  Benefits.
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          (a)  General.  The  Executive  shall be entitled to participate in all
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               Employee  benefit plans, programs and arrangements of Bankshares, now or hereafter made available to employees of Bankshares, as such plans, programs and arrangements may be in effect from time to time. Without limiting the foregoing, during the Term, the Executive shall enjoy the benefits described in Section D of Appendix I attached hereto. Without limitation of the Executive's rights under Section 5(b) and Section 8, the compensation committee of the Board of Directors or the Board of Directors shall determine, from time to time, the extent to which the Executive shall have the right to participate in other bonus, incentive compensation, stock option or purchase plans. Bankshares shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's


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               performance  as  an officer, or Employee of Bankshares, or any of
               Bankshares affiliates ,to the maximum extent permitted by law and the articles of incorporation and bylaws of Bankshares, or any of Bankshares affiliates. Bankshares shall maintain in full force and effect directors' and officers' liability insurance, unless the Board of Directors of Bankshares determines that the cost of such insurance is not commercially reasonable when compared to the coverage available.

          (b)  Vacations. The Executive shall be entitled to annual vacations in
               ---------
               accordance with Bankshares' vacation policies in effect from time to time for senior executives of Bankshares. The Executive shall also be entitled to all paid holidays and personal days given by Bankshares to its employees.

     8.   Stock  Options.  The  Executive  is  granted  or  has  previously been
          --------------
granted an option, or options, to purchase the number of shares of common stock in Bankshares, set forth in Section E of Appendix I and including any future options granted by the Board of Directors (the "OPTIONS"). The Options shall be exercisable in the manner (in whole or in part, from time to time) and at the price as established by the Board of Directors; provided however, if either (i) a Change in Control has occurred as set forth in Section 12 of this Agreement; or, (ii) this Agreement is terminated either (x) by Bankshares at any time for any reason other than for Cause, as defined in Section 10 herein; or, (y) by the Executive pursuant to Section 10(b) herein, all Options not previously vested shall become fully vested and fully exercisable on the date of such event.

     9.   Restrictive  Covenants  and  Confidentiality.
          --------------------------------------------

          (a)  Non-competition  and  Non-solicitation.
               --------------------------------------

          (i) For a period commencing with the date of termination of the Executives' employment under this Agreement (the "EMPLOYMENT TERMINATION DATE") and ending two years after the Employment Termination Date (the


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               "RESTRICTED  PERIOD"),  the  Executive  shall  not, and shall not permit any person subject to his direction or control to, directly or indirectly, anywhere within Twenty Five (25) miles of the offices of Bankshares, or any affiliate of Bankshares, at the location set forth in Section B of Appendix I attached hereto (the "TERRITORY"), engage in the business of banking or the origination of commercial, real estate or consumer loans (the "BUSINESS") or, whether alone or in association with others, as principal, officer, agent, executive, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital; lending of money or property, rendering of services or otherwise, engage, influence, control, have an interest in, or otherwise become actively involved with, any business which is competitive with the Business of Bankshares, or any of its affiliates.

          (ii) During the Restricted Period, the Executive shall not, and shall not permit any of his respective affiliates, employees, agents or others under his control to, directly or indirectly, on their own behalf or on behalf of any other person, (A) call upon, accept business from, or solicit the business of (or attempt to do any of the foregoing) any customer of Bankshares, or any of its affiliates, or any other person who is, or who had been at any time during the preceding 12 months, a customer of Bankshares or any of its affiliates in the Territory, (B) otherwise divert or attempt to divert any business from Bankshares or any of its affiliates operating in the Territory, (C) interfere with the business relationships between Bankshares and any of its affiliates operating in the Territory, on the one hand, and any of its respective customers or others with whom they have business relationships, on the other hand, or (D) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any


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               person  who  is  an employee of, or otherwise performing services for, Bankshares or any of its affiliates to terminate his or her employment or other relationship with Bankshares or such affiliate, hire any person who has left the employ of Bankshares or any of its affiliates during the preceding 12 months, or hire any person who is or has been an executive officer of Bankshares or any of its affiliates at any time.

        (iii) The Executive shall not, at any time after his Employment Termination Date, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, or other identifying words or images which are the same as or similar to those used currently or in the past by Bankshares or any of its affiliates in connection with any product or service, whether or not such use would be in a business which is competitive with that of Bankshares or any affiliate of Bankshares.

          (iv) The ownership or control of up to 5% of the outstanding voting securities or securities of any class of a bank or bank holding company shall not be deemed to be a violation of the provisions of this Section 9(a).

          (b)  Confidential  Information.
               -------------------------

          (i) The Executive acknowledges that, in the course of his employment with Bankshares, he will have, extensive contact with customers of Bankshares and its affiliates, and to have knowledge of and access to trade secrets and other proprietary and confidential information of Bankshares and its affiliates, including, without limitation, the identity of customers and suppliers and other persons with whom Bankshares and its affiliates have business relationships, technical information, knowhow, plans, specifications, data and information relating to the financial condition, results of operations, employees, products, products under development, inventions, sources, leads or methods of obtaining new products or


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               business,  pricing  formulae,  methods  or  procedures,  cost  of services and marketing strategies of Bankshares or its affiliates, or any other information relating to Bankshares or its affiliates that could reasonably be regarded as confidential or proprietary and which is not available to the public (collectively, the "CONFIDENTIAL INFORMATION"), and that such Confidential Information, even to the extent it may be, or have been, developed or acquired by or through the efforts of the Executive, constitutes valuable, special and unique assets of Bankshares and its affiliates, developed or acquired at great expense, which are the exclusive property of Bankshares and its affiliates.

         (ii) Executive agrees not to use, disclose or exploit, during the Restricted Period, Confidential Information relating to the Business of Bankshares, or any of its affiliates, (whether constituting a trade secret or not) which is or has been disclosed to Executive or of which Executive became aware as a consequence of or through his relationship to Bankshares and which has value to Bankshares, or any of its affiliates, and is not generally known to its competitors. However, such Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Bankshares, or any of its affiliates (except where such public disclosure has been made by Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

        (iii) Without limiting the generality of the foregoing, the Executive shall not, during the Restricted Period, directly or indirectly, disclose, or otherwise make known to any person, the names or addresses of any of the customers of Bankshares or any of its affiliates, whether such persons are customers as of the Effective Date or become such following the Effective Date, and


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               whether  or  not  such persons have previously conducted business with the Executive in any capacity, or any information as to Bankshares' executives and others providing services to Bankshares or any of its affiliates, including with respect to their abilities, compensation, benefits and other terms of employment or engagement.

         (iv) Upon the termination of the Executive's employment with Bankshares, the Executive shall promptly deliver to Bankshares all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to Bankshares', or any of its affiliates business, including, without limitation, any materials incorporating Confidential Information, which are in the possession or control of the Executive.

          (v) The Executive acknowledges that Bankshares would not enter into this Agreement without the assurances provided above with respect to the Confidential Information of Bankshares and its affiliates.

          (c)  Continuing  Obligations.  The  Executive  acknowledges  that
               -----------------------
               Bankshares would be irreparably harmed and that monetary damages would not provide an adequate remedy to it, in the event the covenants contained in subsections (a) and (b) of this Section 9 were not complied with, in accordance with their terms. Accordingly, the Executive agrees that any breach, or threatened breach, by him of any provision of subsections (a) and (b) of this Section 9 shall entitle Bankshares to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it; and that it shall be entitled to receive from the Executive reimbursement for all attorneys' fees and expenses incurred by it in enforcing these provisions (unless Bankshares is not the substantially prevailing party in any legal action


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               brought  for  such purposes). In addition to its other rights and remedies, Bankshares shall have the right to require the Executive to account for, and to pay over to it, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Executive from any action constituting a breach of subsection (a) or subsection (b) of this Section 9. It is the desire and intent of the parties that the provisions of this Section 9 be enforced in full; however, if any provisions of this Section 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 9, other than those described in the preceding sentence, are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

          (d)  Modification  of  Restrictive  Period.  In  the  event  this
               -------------------------------------
               Agreement is terminated either (x) by Bankshares at any time for any reason other than for Cause, as defined in Section 10 herein or (y) by the Executive pursuant to Section 10(b) herein, the term "Restrictive Period," as described in Section 9(a), shall terminate on the date that all amounts payable to the Executive, pursuant to the terms of this Agreement, either, have been paid to him, or should have been paid to him, pursuant to the terms of this Agreement.


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     10.  Termination.  During  the  Term  of this Agreement, this Agreement and
          -----------
the Executive's employment with Bankshares and any affiliate of Bankshares, including without limitation, except as otherwise provided in this Agreement, including this Section 10, Section 8 and Section 12, all compensation, salary, expense reimbursement, and other benefits, payable, or made available, to Executive under this Agreement, may be terminated as follows:

          (a) At the election of Bankshares for "Cause" (as such term is defined below); or, at the election of Bankshares, without Cause, for any reason, other than a breach by Bankshares as set forth in
               Section  10(b)  below,  by  delivery  of 30 days' written notice;

          (b) At the Executive's election, for "Good Reason" (as such term is defined below); or upon Bankshares' breach of any material provision of this Agreement;

          (c) As used herein, the term "CAUSE" shall mean the occurrence of one or more of the following:(i) a material breach by the Executive of any provision of this Agreement which breach is not cured by the Executive to Bankshares' reasonable satisfaction within ten days after delivery of written notice to the Executive by Bankshares thereof, (ii) the Executive's gross negligence, willful misconduct or willful refusal or failure to perform, in any material respect, any of his duties or responsibilities under this Agreement, or the Executive's willful failure to follow any lawful directive of the Board of Directors, or the President of Bankshares, or the Executive's willful refusal or failure to furnish information concerning Bankshares', or any affiliate of Bankshares affairs which is reasonably requested by the Board of Directors, or the President of Bankshares, which gross negligence or willful action (or inaction), as the case may be, does not cease, to Bankshares' or the President of Bankshares, reasonable satisfaction, within ten days after delivery of written notice thereof to


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               Executive  by  Bankshares,  (iii) the Executive's conviction of a felony or of a serious misdemeanor (e.g., involving moral turpitude, etc.), in any criminal proceeding; (iv) the Executive's intentional and knowing misappropriation, for personal use, of assets or business opportunities of Bankshares, or any of its affiliates; (v) the Executive's engaging in intentional misconduct that is materially injurious to Bankshares, or any of its affiliates, including, but not limited to, such misconduct which is in contravention of any federal or state employment law or regulation, as determined by a court of competent jurisdiction, (vi) a petition under the Bankruptcy Code (Title 11 of the United States Code) or any state insolvency law, containing a meritorious claim, has been filed by or against the Executive, or any receiver or similar officer has been appointed by a court for the Executive's property, or (vii) any event, condition or circumstance which, pursuant to the provisions of federal or state law, renders the Executive unemployable, as a matter of law, by Bankshares, or any of its affiliates.

          (d) Upon the Executive's death, or, at the election of either party, upon the Executive's disability, as determined in accordance with the standards and procedures under the Executive's then current, long-term disability insurance coverage provided by Bankshares, or, if such disability insurance coverage provided by Bankshares is not then in place, upon the Executive's disability resulting in inability to substantially perform the duties described in
               Section 3 of this Agreement for a period of 180 consecutive days.

          (e) At the Executive's election, by delivery of the 30 days' written notice thereof, for any reason, other than as set forth in
               Section  10(b)  of  this  Agreement.


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          (f)  The  term  "GOOD  REASON"  shall  mean action taken by Bankshares which  results  in:

          (i) a material change in the Executive's status, offices, titles, or reporting requirements;

          (ii) a  reduction in the Executive's Base Salary or other benefits; or

          (g) Subject to the provisions of Section 12 of this Agreement, if this Agreement is terminated, either (i) by Bankshares, at any time, for any reason other than for Cause, or (ii) by the Executive pursuant to Section 10(b) (i.e., for Good Reason or upon Bankshares' breach of any material provision of this Agreement), then Bankshares, in addition to any other compensation or benefit payable to, or vesting in, Executive, as a result of the termination of the Agreement, as contemplated by this Section 10(g), shall pay to the Executive the compensation and benefits remaining under this Agreement, at a rate equal to the Executive's Base Salary and Bonus Amount for the previous 12 months, for a period equal to the greater of either (y) the remaining Term of this Agreement, or (z) 12 months, as if no termination occurred.

          (h) If the Agreement is terminated, either for Cause or by the Executive pursuant to Section 10(e) of this Agreement, the Executive shall receive no further compensation or benefits under this Agreement, other than the Executive's Base Salary, accrued through the date of such termination.

     11.  Notices.  All  notices  provided  for  herein  shall be in writing and
          -------
shall be deemed to be given when delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, with proper postage prepaid and addressed as follows:

Bank:             PAB  Bankshares,  Inc.
                  3102  North  Oak  Street  Extension
                  Valdosta,  Georgia  31602


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                  Attn:  Chairman of the Compensation Committee
                         of the Board of Directors

with a copy to:   Thompson Kurrie, Jr., Esquire
                  Coleman, Talley, Newbern, Kurrie, Preston & Holland
                  P.0  Box 5437
                  Valdosta, Georgia 31603

Executive:        M. Burke Welsh
                  535 Huiet Dr.
                  McDonough, GA 30252


     12.  Change  in  Control.  None  of  the  benefits provided in this Section
          -------------------
12 of this Agreement shall be payable to the Executive, unless there shall have been a Change in Control, as set forth below.

          (a) A "CHANGE IN CONTROL" shall be deemed to have occurred if (i) during the Term of this Agreement, the individuals constituting the Board of Directors at the Effective Date of this Agreement (the "BEGINNING PAB BOARD") cease for any reason to constitute at least a majority of the Board of Directors, provided that in making such determination, a director elected by, or on the recommendation of, the Beginning PAB Board shall be deemed to be a member of such Beginning PAB Board, excluding, for this purpose, any director whose assumption of office occurs as a result of an actual or threatened election contest, or proxy contest, with respect to the election or removal of directors; or, (ii) more than 50% of Bankshares' outstanding common stock, or of the equivalent in voting power of any other class or classes of outstanding securities of Bankshares entitled to vote in elections of directors, shall be acquired by any corporation, other person or group (the term "group" shall mean persons who act in concert as described in Section 13(d)(3) or 14(d) (2) of the Securities Exchange


                              Employment Agreement
                                     Page 13

               Act of 1934 as amended); or, (iii) Bankshares shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and (x) less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition, merger or consolidation are owned immediately after such acquisition, merger or consolidation by the owners of the voting shares of Bankshares immediately before such acquisition, merger or consolidation, or (y) a person or entity (excluding any corporation resulting from such business combination or any employee benefit plan or related trust of Bankshares or such resulting corporation) beneficially owns or controls 25% or more of the combined voting power of the then-outstanding securities of such corporation, except to the extent that such ownership existed prior to the business combination, or (z) less than a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Bankshares Board of Directors at the time of the execution of the definitive agreement for such merger or consolidation; or,
               (iv) substantially all of the assets of Bankshares shall be sold to another entity, person or group, other than a sale to a wholly-owned subsidiary of Bankshares, regardless of the form of the transaction.

          (b) In the event of a Change in Control of Bankshares, the Executive shall be entitled, for a period of 90 days after the date of closing of the transaction effecting such Change in Control, and at his election, to either (i) deliver written notice to Bankshares of the termination of this Agreement, whereupon Bankshares will continue to pay the Executive's Base Salary for six months after termination; provided that all other benefits or compensation, including incentive compensation shall be terminated as of the termination of this Agreement; or, (ii) deliver written notice to


                              Employment Agreement
                                     Page 14

               Bankshares that he intends to remain in the employ of Bankshares and Bankshares shall employ the Executive, for the remainder of the Term of this Agreement, or 12 months, whichever is greater, performing the same duties that he was performing at the time of the effective date of the Change in Control and with the same title, compensation, benefits, reporting requirements and location. Any extension of employment under this Section 12(b) shall be deemed an extension of the Term of this Agreement, during which all provisions of this Agreement shall remain in effect.

          (c) Subject to the terms and conditions of this Agreement, the Executive shall receive the compensation set forth in Section 12(c)(i) of this Agreement in consideration for the services previously provided, or to be provided, on behalf of Bankshares as set forth herein.

          (i) If Bankshares terminates the Executive without Cause, or if any action specified in Section 12(c)(ii) of this Agreement occurs during the Term of this Agreement, at any time following the execution of the definitive agreement relating to (but before the occurrence of) a Change in Control, or at any time following the occurrence of a Change in Control, (the "TERMINATION OF EMPLOYMENT"), Bankshares shall pay the Executive a lump-sum cash payment in an amount equal to the Executive's annual compensation from Bankshares, including salary, bonuses, all perquisites, and all other forms of compensation paid to the Executive for his benefit or the benefit of his family, however characterized, for the fiscal year during the term of this Agreement for which such compensation was highest (the "EXECUTIVE'S ANNUAL SALARY"). The payment provided for in this Section 12(c)(i) shall be due and payable to the Executive within 30 days after the date of the Termination of Employment.


                              Employment Agreement
                                     Page 15

          (ii) For purposes of this Section 12, the occurrence of any of the following actions shall be deemed to be a termination of this Agreement by Bankshares without Cause. Those actions are: (1) a reduction in the Executive's salary, bonus provisions or other perquisites as were in effect immediately prior to the time period contemplated in Section 12(c)(i) regarding a Change in Control of Bankshares, (2) a material change in the Executive's status, offices, titles, reporting requirements, duties or responsibilities with Bankshares, as in effect on the effective date of this Agreement, (3) the failure by Bankshares to increase the Executive's salary annually in accordance with an established procedure, (4) Bankshares' requirement that Executive relocate more than 50 miles from the offices of Bankshares at the location set forth in Section B of Appendix I attached hereto, or (v) the termination of this Agreement by Executive pursuant to Section 10(b) hereof. In any such event, Executive shall be entitled to all payments provided for in Section 12(c)(i) of this Agreement.

          (d) Notwithstanding any other provision of this Section 12 of this Agreement, in no event shall Bankshares pay or be obligated to pay the Executive an amount which would be an Excess Parachute
               Payment. The term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by Bankshares' independent accountants and acceptable to the Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Executive and Bankshares in applying the terms of this Section 12 of


                              Employment Agreement
                                     Page 16
               the Agreement, a payment (or portion thereof made is an Excess Parachute Payment, then, except as hereafter provided, the Executive shall have the obligation to repay Bankshares upon demand an amount equal to the minimum amount (but without interest) necessary to insure that no payments made or to be made by Bankshares pursuant to this Section 12 of the Agreement is an Excess Parachute Payment; provided, however, that if, in the opinion of tax counsel selected by Bankshares' independent accountants and acceptable to the Executive, such repayment will not ensure that no Excess Parachute Payment would be made hereunder, then (1) no such repayment obligation will exist and
               (2) Bankshares shall pay to the Executive an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after tax cash compensation and benefits otherwise receivable by the Executive to be equal to the aggregate after tax cash compensation and benefits he would have received, as if Sections 280G and 4999 of the Code had not been enacted.

     13.  Resolution  of  Disputes:  Arbitration.
          --------------------------------------

          (a) Except as contemplated in Section 9, Bankshares and the Executive shall use their best efforts to resolve any dispute, controversy or claim between them with respect to any matter related to or arising out of this Agreement (each, a "Dispute") through negotiation. Such negotiation shall begin immediately after a party has delivered to the other party a written request for such negotiation. If within 60 days following the date on which such notice is given, the parties fail to resolve the dispute through such negotiations, then either party may initiate an arbitration proceeding in accordance with this Section 13.

          (b) Subject to Section 13(a), any Dispute shall be referred to and finally resolved by arbitration administered by the American Arbitration


                              Employment Agreement
                                     Page 7

               Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Section 13, before a single arbitrator to be appointed by the mutual consent of Bankshares and the Executive. In the event that the parties cannot agree on an arbitrator, the parties agree that the AAA shall designate an arbitrator. The arbitration proceedings shall be held in Valdosta, Georgia.

          (c) The arbitrator shall decide the Dispute in accordance with this Agreement and the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

          (d) Prior to the appointment of the arbitrator, Bankshares or the Executive may take provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrator, the arbitrator shall have sole authority to grant such provisional remedies as the arbitrator, in its sole discretion, deems necessary and appropriate.

          (e) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and of the arbitration proceeding, and the witness and attorneys' fees of the parties, or any part thereof, against either Bankshares or the Executive or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award and as provided in the next succeeding sentence, Bankshares and the Executive shall each


                              Employment Agreement
                                     Page 18
               bear their own costs in connection with the arbitration proceeding, and shall each bear 50% of the fees and expenses of the arbitrator.

     14.  Miscellaneous.
          -------------

          (a)  Modification,  Waiver, etc. No provision of this Agreement may be
               --------------------------
               modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of Bankshares. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be binding on and inure to the benefit of the successors and assigns of Bankshares.

          (b)  Withholding  Taxes.  Bankshares may withhold from amounts payable
               ------------------
               under this Agreement such Federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and Bankshares shall be authorized to take such action as may be necessary in the opinion of Bankshares' counsel (including, without limitation, withholding from amounts from any compensation or other amount owing from Bankshares to Executive) to satisfy all obligations for the payment of such taxes.

          (c)  Continuation of Employment. Unless the parties otherwise agree in
               --------------------------
               writing, continuation of Executive's employment with Bankshares beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive's employment may thereafter be terminated at will by Executive or Bankshares without further obligation of either party hereunder.


                              Employment Agreement
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
          (d)  Governing  Law.  The  validity,  interpretation, construction and
               --------------
               performance of this Agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely in Georgia, without regard to the conflict of laws principles of such State. The Superior Court, Lowndes County, Georgia, shall have jurisdiction and of the venue for any civil actions arising from the subject matter of this agreement.

          (e)  Assignment. This Agreement is a personal contract, and the rights
               ----------
               and interests of the Executive hereunder may not, during the Term, be sold, transferred, assigned, pledged or hypothecated. This Agreement may be assigned by Bankshares to a Bank organized under the laws of one of the States of the United States which is wholly-owned or controlled directly or indirectly by Bankshares, or which is a successor-in-interest to substantially all of the business operations of Bankshares. Such assignment shall become effective when Bankshares, shall have notified the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment the rights and obligations of Bankshares, hereunder shall become the rights and obligations of such Bank, and Bankshares shall have no further rights or obligations hereunder; provided, however, that Bankshares shall guarantee the obligations of such Bank to the Executive under this Agreement.

          (f)  Severability  of  Invalid  or  Unenforceable  Provisions.  The
               --------------------------------------------------------
               invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


                              Employment Agreement
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
          (g)  Counterparts.  This  Agreement  may  be  executed  in one or more
               ------------
               counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          (h)  Definition  of  Terms.  The  term  "affiliate", when used in this
               ---------------------
               Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person", when used in this Agreement, means any natural person or entity with legal status.

          (i)  Entire  Agreement. This Agreement, together with Appendix 1, sets
               -----------------
               forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, promises, covenants, arrangements and communications, both oral or written, among the parties hereto in respect of the subject matter contained herein.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                          "Executive"

                                          /s/  M. Burke Welsh, Jr.
                                          -----------------------------------
                                          M. Burke Welsh, Jr.

                                          "Bankshares"

                                          PAB Bankshares, Inc.

                                          /s/  R. Bradford Burnette
                                          -----------------------------------
                                          R. Bradford Burnette, President


                              Employment Agreement
                                     Page 21

                       Appendix I to Employment Agreement
      between M Burke Welsh, Jr., and PAB Bankshares, Inc. (the "Employment
                                  Agreement")


Capitalized terms used herein shall have the meanings set forth in the Employment Agreement.

A.     Title,  Office,  Duties  and  Responsibilities.
       ----------------------------------------------
       Vice  President  PAB  Bankshares
       and  President  Park  Avenue  Bank  of  Henry  County
       Description  of  duties  and  responsibilities  Attachment  1

B.     Place  of  Performance.
       ----------------------

       McDonough, Georgia or such other place as Bankshares and the Executive mutually agree.

C.     Compensation.
       ------------

       Annual Base Salary:  $100,000
       Bonus  Amount:       Up  to  22%  of  the  Annual  Base Salary, subject
                            ot  the  provisions  and Conditions of the Incentive
                            Compensation Plan established by the Board of Directors.

D.     Benefits.
       --------

          During Executive's employment, Bankshares shall furnish to Executive the following:
          1.   Automobile  allowance  of  $600  per  month
          2.   Four  (4)  weeks  paid  vacation
          3.   Social  club  dues
          4.   Such  other benefits as may be approved by the Board of Directors



E.     Options.
       -------

          Employee is granted options to purchase 3,000 shares of PAB Bankshares, Inc. common Stock, subject to the terms and conditions of the PAB Bankshares, Inc. 1999 Stock Option Plan. The right to purchase the optioned shares shall vest in equal amounts of 600 Shares each commencing August 1, 2001 and each August 1 thereafter until and including August 1, 2005.


                              Employment Agreement
                                     Page 21

                                  Attachment 1

                                JOB DESCRIPTION



POSITION:  President, The Park Avenue Bank of Henry County
           Vice President PAB Bankshares

REPORTS TO: President of the Park Avenue Bank, Valdosta, GA. for all credit decisions. Senior Officers of PAB Bankshares on all matters pertaining to operations, accounting, human resources

DUTIES:
     Senior  commercial  lender  for  south  Metro  Atlanta  area.

     Underwrite and approve all types of Retail, Construction, Acquisition & Development, and Commercial credit requests within lending authority.

     Supervision  in  staffing  of  all  South  Metro  Atlanta  area  branches.

     Senior  Business  Development  Officer  for  Metro  Atlanta  Area.

     Select  sites  for  additional  Metro  Atlanta  Area  branch  locations.

     Supervise pricing for all deposit and credit services for Henry County and other metro Atlanta area branches.

     Form and administrate a local advisory board for The Park Avenue Bank of Henry County.


                              Employment Agreement
                                     Page 23